Exhibit 99.1

March 30, 2023	1500 Robert-Bourassa Blvd. 7th Floor Montreal QC, H3A 3S8 www.computershare.com

To: All Canadian Securities Regulatory Authorities

Subject: CANADIAN PACIFIC RAILWAY LIMITED
Dear Sir/Madam: We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual Meeting

Record Date for Notice of Meeting :	April 24, 2023

Record Date for Voting (if applicable) :	April 24, 2023

Beneficial Ownership Determination Date :	April 24, 2023

Meeting Date :	June 15, 2023

Meeting Location (Virtual Only) :	Access to the Online webcast at https://web.lumiagm.com/486134857

Issuer sending proxy related materials directly to NOBO:	No

Issuer paying for delivery to OBO:	Yes

Notice and Access (NAA) Requirements:

NAA for Beneficial Holders	Yes

NAA for Registered Holders	Yes

Voting Security Details:

Description	CUSIP Number	ISIN
COMMON SHARES	13645T100	CA13645T1003

Sincerely, Computershare Agent for CANADIAN PACIFIC RAILWAY LIMITED